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Exhibit 99.5

Consent of George Muñoz

        I hereby consent to the use of my name in the Registration Statement on Form S-1 (No. 333-113226) of Archipelago Holdings, L.L.C. and any amendment thereto (including any Registration Statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933), as the same appears therein under the captions "Management—Directors and Executive Officers" and "—Board of Directors" with respect to my becoming a director of Archipelago Holdings, Inc. upon consummation of Archipelago's initial public offering.

/s/ George Muñoz George Muñoz

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  Exhibit 99.5
Consent of George Muñoz